Attachment I

Citigroup Holdings Company
One Rodney Square
Wilmington, Delaware  19899

Citicorp
399 Park Avenue
New York, New York  10043

By: /s/ Serena D. Moe                        Date:  October 29, 2003
   ---------------------------------
**Signature of Reporting Person
Name:   Serena D. Moe
Title:  Assistant Secretary of each of
Citigroup Holdings Company and Citicorp


Citicorp Banking Corporation
One Penn's Way
New Castle, Delaware  19720

By: /s/ William H. Wolf                      Date:  October 29, 2003
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**Signature of Reporting Person
Name:   William H. Wolf
Title:  Senior Vice President


Court Square Capital Limited
399 Park Avenue
New York, New York  10043

By: /s/ Anthony P. Mirra                     Date:  October 29, 2003
   ---------------------------------
**Signature of Reporting Person
Name:   Anthony P. Mirra
Title:  Vice President



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Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue
New York, New York  10043

By:  CVC Partners LLC, as general partner

By:  Citigroup Venture Capital GP Holdings, Ltd., as managing member

By: /s/ Anthony P. Mirra                     Date:  October 29, 2003
   ---------------------------------
**Signature of Reporting Person
Name:   Anthony P. Mirra
Title:  Vice President

CVC Partners, LLC
399 Park Avenue
New York, New York  10043

By: /s/ Anthony P. Mirra                     Date:  October 29, 2003
   ---------------------------------
**Signature of Reporting Person
Name:   Anthony P. Mirra
Title:  Vice President

Citigroup Venture Capital GP Holdings, Ltd.
399 Park Avenue
New York, New York  10043

By: /s/ Anthony P. Mirra                     Date:  October 29, 2003
   ---------------------------------
**Signature of Reporting Person
Name:   Anthony P. Mirra
Title:  Vice President